Exhibit 4.3

PROMISSORY NOTE

Series II

Borrower:	DynaResource, Inc.
222 W. Los Colinas Blvd.
Suite 744 East Tower
Irving, Texas 75039

LENDER:

PRINCIPAL AMOUNT:	$

DATE of the NOTE:		SEPTEMBER (1ST), 2013

PROMISE TO PAY.             DynaResource, Inc. , office address in Irving Texas as set forth above (“Borrower”) hereby promises to pay to (“LENDER”) in lawful money of the United States of America, the principal amount of ($_____________), together with interest at the rate of 12.5% per annum on the unpaid principal balance from the date of the note until maturity. The loan will accrue interest for twelve months with the accrued interest added to principal. After the First Year, Interest will be paid quarterly in arrears, with the first payment due in Month Sixteen and continuing until maturity unless redeemed earlier.

PAYMENT.             Borrower will pay interest only, quarterly in arrears starting in month sixteen. Interest will accrue for twelve months and paid in month sixteen, and being paid quarterly in arrears thereafter and continuing until the note principal is paid in full. The annual interest rate for this Note is computed on a simple interest basis at 12.5% per annum. Borrower will pay Lender at Lender’s address as shown on this promissory note document or at such other place as Lender may designate in writing.

ADDITIONAL PAYMENT.   Borrower will pay additional amounts to Lender (referring to All Promissory Note Holders dated September 1, 2013 as a Group; in the Maximum Amount of $ 1.5 M, so that each Lender shall receive their proportionate percentage in accordance with their percentage of the total of $ 1.5 M), such additional payment equal to ten percent (10%) of the net profits generated from the pilot plant operations on the SECOND Fifty Thousand Tons (Tonnage 50,001 – 100,000 Tons) processed through the pilot plant. This additional payment will be paid quarterly in arrears based on the net profits for the prior quarter. Such net profits will be calculated after deducting all expenses related to the production and after deducting thirty three percent (33%) from the net profits, to be deposited into a sinking fund.

MATURITY DATE.                DECEMBER 31, 2016.

PREPAYMENT.        Borrower may Pre-Pay the Note and Accrued Interest, with a thirty (30) day notice, with a ten percent (10%) penalty fee on the principal amount, all or a portion of the principal amount owed hereunder. All prepayments shall be applied to the indebtedness in such order and manner as Lender may from time to time determine in its sole discretion. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: DynaResource, Inc., 222 W. Las Colinas Blvd, Suite 744 East Tower, Irving, Texas 75039.

Upon thirty day notice of intent to pre pay by Borrower, Lender may convert principal and any accrued interest on the terms listed in the section titled “CONVERTIBILITY”.

CONVERTIBILITY.               The Lender may, at any time prior to maturity or prepayment, Convert any unpaid principal and accrued interest into common stock of DynaResource, Inc. at the conversion price of $5.00 per share. Additionally, on conversion, lender would receive a Warrant exercisable into the Company’s common stock at $7.50, such warrant expiring within 2 years of issue date.

POST MATURITY RATE. Upon the occurrence of any Event of Default, or if this Note is not paid at final maturity, Lender, at Lender’s option, may add any unpaid accrued interest to the principal and such sum will bear interest therefrom until paid, at the Post Maturity Rate provided in this Note. The Post Maturity Rate on this Note is 12.5% per annum. Borrower will pay interest on all sums due after final maturity, whether by acceleration or otherwise, at that rate. Borrower also will pay interest at the Post Maturity Rate on the principal amount of each past due installment from the due date until paid.

DEFAULT.        Each of the following shall constitute an event of default (“Event of Default”) under this Note.

Payment Default.                    Borrower fails to make any payment when due under this Note.

Other Defaults.                     Borrower fails to comply with or to pay or perform any other term, obligation, covenant or condition contained in this note or to comply with or to pay or perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Transfer of Assets.              Borrower leases, sells, or otherwise conveys, or agrees to lease, sell, or otherwise convey, a material part of its assets or business outside of the ordinary course of business.

False Statements.                Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Judgments or Decrees.   One or more judgments or decrees shall be entered against the Borrower and such judgments or decree shall not have been vacated, discharged, stayed or bonded pending appeal.

Failure to Comply with Laws.     Borrower fails to comply with all applicable statues, laws, ordinances and governmental rules, regulations and orders to which it is subject or which are applicable to its business, property and assets.

LENDER’S RIGHTS. Upon the occurrence of any Event of Default, Lender may declare the entire unpaid principal balance on this Note and the Indebtedness and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Borrower shall be liable for any deficiency remaining after disposition of any collateral which Lender may choose to realize upon.

ATTORNEYS’ FEES: EXPENSES. Lender may hire an attorney to help collect this Note if Borrower does not pay, and Borrower will pay Lender’s reasonable attorneys’ fees. Borrower also will pay Lender all other amounts Lender actually incurs as court costs, lawful fees for filing, recording, releasing to any public office any instrument securing this Note; the reasonable cost actually expended for repossessing, storing, preparing for sale, and selling any security; and fees for noting a lien on or transferring a certificate of title to any motor vehicle offered as security for this Note, or premiums or identifiable charges received in connection with the sale of authorized insurance.

GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of Texas. This Note has been accepted by Lender in the State of Texas.

CHOICE OF VENUE. If there is a lawsuit, Borrower and Lender agree to submit to the jurisdiction of the courts of Dallas County, State of Texas.

DISHONORED CHECK CHARGE. Borrower will pay a processing fee of $25.00 if any check given by Borrower to Lender as a payment on this loan is dishonored.

COLLATERAL. Borrower acknowledges this Note is secured by the full faith and credit of DynaResource, Inc. and common stock of DynaResource, Inc. at the conversion rate of $5.00 per share.

ENFORCEABILITY AND ORGANIZATION. Borrower is duly authorized to transact business in all states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business. Borrower’s execution, delivery and performance of this Note have been duly authorized by all necessary Corporate Officers and Directors of Borrower. This Note constitutes a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with their respective terms. If applicable, Borrower is an entity which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the state of its organization.

INFORMATION WAIVER. Lender may provide, without any limitation whatsoever, to any one or more purchasers, potential purchasers, or affiliates, any information or knowledge Lender may have about the undersigned or about any matter relating to this document and the undersigned hereby waives any right to privacy the undersigned may have with respect to such matters.

INDEBTEDNESS. The word “indebtedness” means all principal, interest, and other amounts, costs and expenses payable under the Note, together with all renewals of, extensions of, modifications of, consolidations of and substitutions for the Note.

PURPOSE. Borrower agrees that no advances under this Note shall be used for personal, family or household purposes and that all advances hereunder shall be used solely for business, commercial, agricultural or other similar purposes.

ARBITRATION. Undersigned and Lender agree that all disputes, claims and controversies between them whether individual, joint, or class in nature, arising from this document or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association in effect at the time the claim is filed, upon request of either party. No act to take or dispose of any collateral securing this document shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to applicable law. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any Collateral or Property securing this document, including any claim to rescind, reform, or otherwise modify any agreement relating to the Collateral or Property securing this document, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this document shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statue of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of arbitration shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

JURY WAIVER. THE UNDERSIGNED AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, OR ANY RELATIONSHIP BETWEEN OR AMONG THE UNDERSIGNED AND LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING EVIDENCED BY THIS DOCUMENT.

BORROWER CERTIFICATIONS. By execution of this Note Borrower hereby certifies to Lender that as of the date hereof:

(1)	that there has been no adverse change in Borrower’s financial condition, organization, operations or fixed assets since the date the Loan application for the indebtedness for this Note was signed; and

(2)	Borrower is/are current on all federal, state, and local taxes, including but not limited to income taxes, payroll taxes, real estate taxes, and sales taxes.

GENERAL PROVISIONS.

NOTICE: Under no circumstances (and notwithstanding any other provisions of this Note shall the interest charged, collected, or contracted for on this Note exceed the maximum rate permitted by law. The term “maximum rate permitted by law” as used in this Note means the greater of (a) the maximum rate of interest permitted under federal or other law applicable to the indebtedness evidenced by this Note, or (b) the higher, as of the date of this Note, of the “Weekly Ceiling” or the “Quarterly Ceiling” as referred to in Sections 303.201 and 303.202 of the Texas Finance Code and Articles 1D.002, 1D.003 and 1D.006 of the Texas Credit Title respectively. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as “charge or collect”), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted charge or collect by federal law or the law of the State of Texas (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest which has note otherwise accrued on the date of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Note until payment in full so that the rate or amount of interest on account of the loan evidenced hereby does not exceed the applicable usury ceiling. If any part of this Note cannot be enforced, this fact will not affect the rest of this Note. It is agreed that any payment which would otherwise for any reason be deemed unlawful interest under applicable law shall be deemed to have been applied to the unpaid principal balance of this Note, or to other indebtedness. The unpaid balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, notice of dishonor, notice of intent to accelerate the maturity of this Note, and notice of acceleration of the maturity of this Note. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. Unless specifically permitted otherwise by the terms and conditions of this Note, no alteration of or amendment to this Note shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment. Borrower agrees and consents to Lender’s sale or transfer, whether now or later, of this Note, or the sale or transfer of any participation interest in this Note or to one or more purchasers, whether related or unrelated to the Lender. Borrower waives any and all notices of sale of this Note, the sale or transfer of any participation interests, as well as any notices of any repurchases of this Note, the , or of any participation interests. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER AND LENDER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

SIGNATURES:

BORROWER:

DynaResource, Inc.

By:
CHARLES SMITH; CFO

K.D. DIEPHOLZ; Chairman / CEO.

LENDER:

By: